Exhibit 5.1
                               Akerman Senterfitt
                     One Southeast Third Avenue, 28th Floor
                              Miami, FL 33131-1714

                               September 17, 2004

E Com Ventures, Inc.
251 International Parkway
Sunrise, Florida 33325

Ladies and Gentlemen:

      We have acted as counsel to E Com Ventures, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement relates to the registration by the Company of (1) the issuance of up to 723,408 options (the "Options") which may be granted under the Company 2000 Stock Option Plan, as amended (the"Plan") to purchase a like number of shares of the Company's Company's common stock, $.01 par value per share (the "Common Stock") and (2) up to 723,408 shares of Common Stock (the "Shares") issuable upon exercise of a like number of options granted or to be granted under the Plan.

      In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (1) the Company's Amended and Restated Articles of Incorporation and Bylaws, as amended, (2) the Plan, and (3) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies. In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein, and the general corporation laws of the State of Florida. Based upon the foregoing examination, we are of the opinion that:

      When the Registration Statement becomes effective under the Securities Act, and when the Options are issued and distributed in accordance with and pursuant to the Plan, the Options will be validly issued; and when the Shares are issued against delivery of adequate consideration therefor in accordance with and pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                                        Sincerely,

                                                        AKERMAN SENTERFITT
                                                        /s/ Akerman Senterfitt